UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 17, 2022

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	STAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS

On February 17, 2022, STAG Industrial, Inc. (the “Company”) and its operating partnership, STAG Industrial Operating Partnership, L.P., entered into separate equity distribution agreements with Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BMO Capital Markets Corp., BTIG, LLC, Citigroup Global Markets Inc., Evercore Group L.L.C., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (or certain of their respective affiliates), acting in their capacity as Sales Agents (as described below) or as Forward Sellers (as described below), and the Forward Purchasers (as described below), relating to the offer and sale of shares of the Company’s common stock having an aggregate offering price of up to $750,000,000 (the “Shares”). The Company refers to these entities, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents.” The Company refers to these entities, when acting as agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers.”

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

The equity distribution agreements provide that, in addition to the issuance and sale of the Shares through the Sales Agents, the Company may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between the Company and a Forward Seller or its affiliate. The Company refers to these entities, when acting in this capacity, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.” In connection with each particular forward sale agreement, the relevant Forward Purchaser will borrow from third parties and, through the relevant Forward Seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement.

The Company will not initially receive any proceeds from the sale of borrowed shares of common stock by a Forward Seller. The Company expects to fully physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of its common stock (in the case of net share settlement).

Each Sales Agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Sales Agent under the applicable equity distribution agreement. In connection with each forward sale, the Company will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed Shares sold by it as a Forward Seller.

The Company may also sell some or all of the Shares to a Sales Agent as principal for its own account at a price agreed upon at the time of sale.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333- 262791), which initially became effective upon filing with the Securities and Exchange Commission (“SEC”) on February 16, 2022, and a prospectus supplement dated February 17, 2022, as the same may be amended or supplemented.

The foregoing description of the equity distribution agreements and the master forward sale agreements and related supplemental confirmations does not purport to be complete and is qualified in its entirety by reference to the exhibits filed with this current report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description
1.1	Form of Equity Distribution Agreement

1.2	Form of Master Forward Sale Confirmation

5.1	Opinion of DLA Piper LLP (US) regarding legality of the Shares

8.1	Opinion of Hunton Andrews Kurth LLP regarding certain tax matters (incorporated herein by reference to Exhibit 8.1 to the registration statement on Form S-3 (File No. 333- 262791) filed with the SEC on February 16, 2022)

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary

Dated: February 17, 2022